                                                                    EXHIBIT 11.1

                         CARL KARCHER ENTERPRISES, INC.


                   COMPUTATION OF PRIMARY EARNINGS PER SHARE*
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


FISCAL YEAR ENDED JANUARY                 1993          1992        1991        1990        1989
- -------------------------                -------       -------     -------     -------     -------
Net income (loss)......................  $(5,507)      $13,038     $13,036     $ 5,551     $20,767
                                         -------       -------     -------     -------     -------
                                         -------       -------     -------     -------     -------
Weighted average shares outstanding:
  Common stock outstanding from
     beginning of year.................   17,918        18,017      17,917      17,754      23,390
  Pro-rata shares:
     Exercise of stock options.........      116            90          21         121          94
     Debenture conversion..............       --            --          --          --          --
     Repurchase and retirement of
       shares..........................       --          (208)         --          --      (2,626)
  Dilutive effect of outstanding stock
     options...........................      294 (1)       293         229         906         646
                                         -------       -------     -------     -------     -------
                                          18,328        18,192      18,167      18,781      21,504
                                         -------       -------     -------     -------     -------
                                         -------       -------     -------     -------     -------
Primary earnings (loss) per share......  $  (.30)(1)   $   .72     $   .72     $   .30     $   .97
                                         -------       -------     -------     -------     -------
                                         -------       -------     -------     -------     -------

[/R]

- ---------------


 * Per share data have been adjusted for a two-for-one stock split effective July 14, 1989.



(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of Accounting Principles Board Opinion No. 15 because it produces an antidilutive effect.

                         CARL KARCHER ENTERPRISES, INC.



                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE*


                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)



       FISCAL YEAR ENDED JANUARY          1993          1992        1991        1990        1989
- ---------------------------------------  -------       -------     -------     -------     -------
Net income (loss)......................  $(5,507)      $13,038     $13,036     $ 5,551     $20,767
Interest expense on assumed debenture
  conversion...........................       --            --          --          --          --
                                         -------       -------     -------     -------     -------
  Adjusted net income..................  $(5,507)      $13,038     $13,036     $ 5,551     $20,767
                                         -------       -------     -------     -------     -------
                                         -------       -------     -------     -------     -------
Weighted average shares outstanding:
  Common stock outstanding from
     beginning of year.................   17,918        18,017      17,917      17,754      23,390
  Pro-rata shares:
     Exercise of stock options.........      116            90          21         121          94
     Debenture conversion..............       --            --          --          --          --
     Repurchase and retirement of
       shares..........................       --          (208)         --          --      (2,626)
Dilutive effect of outstanding stock
  options..............................      334(1)        309         229         933         922
                                         -------       -------     -------     -------     -------
                                          18,368        18,208      18,167      18,808      21,780
                                         -------       -------     -------     -------     -------
                                         -------       -------     -------     -------     -------
Fully diluted earnings (loss) per
  share................................  $  (.30)(1)   $   .72     $   .72     $   .30     $   .95
                                         -------       -------     -------     -------     -------
                                         -------       -------     -------     -------     -------


- ---------------


 * Per share data have been adjusted for a two-for-one stock split effective July 14, 1989.



(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of Accounting Principles Board Opinion No. 15 because it produces an antidilutive effect.